EXHIBIT 4(b)(16)
                                                         ----------------


                 FIRST AMENDMENT TO THE DECLARATION OF TRUST
                                     OF
                         NWPS CAPITAL FINANCING III

        THIS FIRST AMENDMENT TO THE DECLARATION OF TRUST OF NWPS CAPITAL FINANCING III, dated as of June 30, 1998 (this "Amendment"), by and among Northwestern Corporation, a Delaware corporation (formerly known as Northwestern Public Service Company), as sponsor (the "Sponsor"), and Merle D. Lewis, Richard R. Hylland and Wilmington Trust Company, a Delaware banking corporation, as trustees (collectively, the "Trustees").

        WHEREAS, NWPS Capital Financing III (the "Trust") has heretofore been formed as a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801, ET SEQ.) pursuant to a Declaration of Trust of the Trust, dated as of June 19, 1995 (the "Original Declaration"), and a Certificate of Trust of the Trust, dated as of June 19, 1995, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State");

        WHEREAS, the Sponsor and the Trustees wish to change the name of the Trust as set forth below;

        WHEREAS, the Sponsor and the Trustees hereby consent to the adoption of this Amendment; and

        WHEREAS, the parties hereto desire to amend the Original
   Declaration as set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                 AMENDMENTS

        1. The name of the Trust is hereby changed from "NWPS Capital Financing III" to "Northwestern Capital Financing III", such that all references in the Original Declaration to "NWPS Capital Financing III" shall be deemed to refer to "Northwestern Capital Financing III" and all future business of the Trust shall be conducted in such name. The Trustees are hereby authorized to execute and file a restated certificate of trust with the Secretary of State to reflect the change of the name of the Trust.

        2. All references to "Northwestern Public Service Company" in the Original Declaration shall be deemed to refer to "Northwestern Corporation".

                                MISCELLANEOUS

        1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

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        2.   FULL FORCE AND EFFECT.   Except to the extent modified
   hereby, the Original Declaration shall remain in full force and effect.

        3. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

        4. GOVERNING LAW. This Amendment shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                            NORTHWESTERN CORPORATION,
                              as Sponsor


                            By:  /s/ Richard R. Hylland
                                 --------------------------------------
                                 Name:   Richard R. Hylland
                                 Title:  President and Chief
                                         Operating Officer

                            WILMINGTON TRUST COMPANY, not in its
                              individual capacity but solely as
                              Trustee


                            By:  /s/ Jill K. Morrison
                                 --------------------------------------
                                 Name:   Jill K. Morrison
                                 Title:  Administrative Account Manager




                            /s/ Merle D. Lewis
                            -------------------------------------------
                            MERLE D. LEWIS, not in his individual
                              capacity but solely as Trustee




                            /s/ Richard R. Hylland
                            -------------------------------------------
                            RICHARD R. HYLLAND, not in his individual
                              capacity but solely as Trustee





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